(Exhibit 10.34)
Settlement Agreement
This Settlement Agreement (“Agreement”) is entered into between, on the one hand, the United States, acting through the United States Department of Justice (“DOJ”), and the States of Arizona, Arkansas, California, Connecticut, Colorado, Delaware, Idaho, Illinois, Indiana, Iowa, Maine, Mississippi, Missouri, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, and Washington, and the District of Columbia, acting through their respective Attorneys General (each of the District of Columbia and the states set forth above referred to individually as “State” and collectively as “the States”), and, on the other hand, McGraw Hill Financial, Inc. (formerly known as The McGraw-Hill Companies, Inc.) and Standard & Poor’s Financial Services LLC (collectively “Defendants”). The United States, the States, and Defendants are collectively referred to herein as “the Parties.”
Recitals
1.    On February 4, 2013, the United States filed in United States District Court for the Central District of California the case captioned United States v. McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. CV 13-00779- DOC (the “US Case”).
2.    On the following dates, in the following courts, the States filed the cases captioned as follows (collectively, the “State Cases”):

State	FilingDate	Court	Caption
Arizona	2/5/2013	Arizona Superior Court, Maricopa County	Arizona ex rel. Brnovich v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. CV2013-001188
Arkansas	2/5/2013	Arkansas Circuit Court, Pulaski County	Arkansas ex rel. McDaniel v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 60CV-13-534
California	2/5/2013	California Superior Court, San Francisco County	People of the State of California v. The McGraw-Hill Companies, Inc., Standard & Poor’s Financial Services LLC, and Does 1-100, No. CGC-13-528491

State	FilingDate	Court	Caption
Colorado	2/5/2013	District Court, City and County of Denver, State of Colorado	State of Colorado ex rel. Coffman v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 2013-CV-30537
Connecticut	3/10/2013	Connecticut Superior Court, Judicial District of Hartford at Hartford	Connecticut v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. HHD-cv-10-6008838-S
Delaware	2/5/2013	Delaware Superior Court, New Castle County	Delaware v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. N 13C-02-044
District of Columbia	2/5/2013	D.C. Superior Court	District of Columbia v. The McGraw-Hill Companies, Inc., and Standard & Poor’s LLC, Civ. No. 2013 CA 000997 B
Idaho	2/5/2013	Idaho 4th Judicial District Court, Ada County	Idaho ex rel. Wasden v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. CV OC 1302154
Illinois	1/25/2012	Illinois Circuit Court, Cook County	People of the State of Illinois v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 12CH02535
Indiana	6/27/2013	Marion County Superior Court	Indiana ex rel. Mihalik v. McGraw Hill Financial, Inc., and Standard & Poor’s Financial Services LLC, No. 49D03-1306-PL-025757.
Iowa	2/5/2013	Iowa District Court, Polk County	Iowa ex rel. Miller v. The McGraw- Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. EQCE73545
Maine	2/5/2013	Maine Superior Court, Kennebec County	Maine v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. BCD-CV-14-49

State	FilingDate	Court	Caption
Mississippi	5/10/2011	Chancery Court of the First Judicial District, Hinds County	Mississippi ex rel. Hood v. The McGraw-Hill Companies, Inc., Standard & Poor’s Financial Services LLC, et al., No. G 2011-835S/2
Missouri	2/5/2013	Missouri Circuit Court, Jackson County at Kansas City	Missouri ex rel. Koster, et al. v. The McGraw-Hill Companies, Inc., and Standard &Poor’s Financial Services LLC, No. 1316-cv02931
New Jersey	10/9/2013	Superior Court of New Jersey, Essex County
John J. Hoffman, Acting Attorney General of the State of New Jersey, and Steve C. Lee, Acting Director of the New Jersey Division of Consumer Affairs v. McGraw Hill Financial, Inc. and Standard & Poor’s Financial Services LLC, No. ESX-C-216-13

North Carolina	2/5/2013	North Carolina Superior Court, Wake County	North Carolina ex rel. Cooper v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 13CVS 001703
Pennsylvania	2/5/2013	Commonwealth Court of Pennsylvania	Pennsylvania v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 58 MD 2013
South Carolina	2/13/2013	South Carolina Court of Common Pleas, Richland	South Carolina ex rel. Wilson v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 2013-CP-40-00951
Tennessee	2/5/2013	Tennessee Circuit Court, Davidson County	Tennessee ex rel. Slatery v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 13C506
Washington	2/5/2013	Washington Snohomish County Superior Court	Washington v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, No. 13-2-025939

3.    This Agreement sets out the terms on which the Parties, to avoid the delay, uncertainty, inconvenience, and expense of further litigation, have agreed to settle the claims made by the United States in the US Case and by the States in the State Cases. To implement this Agreement and in consideration of the mutual promises and obligations set forth in this Agreement, the Parties agree and covenant as follows:
Terms and Conditions
4.    Definitions. The following terms used in this Agreement shall have the following meanings:
a.    “RMBS” means Residential Mortgage Backed Securities.
b.    “CDO” means Collateralized Debt Obligation of any type, including cash flow, synthetic, and hybrid collateralized debt obligations, including Collateralized Loan Obligations and Collateralized Bond Obligations, and including any of these types of CDOs in which some or all of the underlying collateral was other CDOs or credit default swaps that referenced other CDOs.
c.    “CDO of RMBS” means a CDO for which any of the collateral was RMBS, another CDO of RMBS, or credit default swaps that referenced either RMBS or any CDO of RMBS.
d.    “CMBS” means Commercial Mortgage Backed Securities.
e.    “SIV” means Structured Investment Vehicles.
f.    “ABS” means Asset Backed Securities.
g.    “Structured Finance Instruments” means RMBS, ABS, CMBS, CDOs, including without limitation CDOs of RMBS, and SIVs.
h.    “Released Entities” means Defendants, together with any current and former parent companies, direct and indirect subsidiaries and divisions, business units, affiliates, and the successors and assigns of any of them.
i.    “Covered Conduct” means: (1) all activities by the Released Entities in connection with the issuance, confirmation, and surveillance of ratings for Structured Finance Instruments, including modifications and adjustments to the procedures and methodologies used to rate Structured Finance Instruments; and (2) all statements by the Released Entities concerning the integrity, objectivity, independence and lack of influence from business concerns of their activities in connection with the issuance, confirmation, and surveillance of ratings for Structured Finance Instruments, including statements concerning their Codes of Conduct and/or Business Ethics and Policies and Procedures.

j.    “Effective Date of this Agreement” means the date of signature of the last signatory to this Agreement.
5.    Statement of Facts. Defendants acknowledge the facts set out in the Statement of Facts set forth in Annex 1, which is attached hereto and incorporated by reference.
6.    Payment. Defendants shall pay a total of $1,375,000,000.00 (the “Settlement Amount”) as follows:
a.    Within thirty (30) calendar days of receiving written payment processing instructions from the Department of Justice, Office of the Associate Attorney General, Defendants shall pay $687,500,000.00 of the Settlement Amount by electronic funds transfer to the Department of Justice. The entire amount of $687,500,000.00 is a civil monetary penalty recovered pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), 12 U.S.C. § 1833a.
b.    Within the time limits specified below, Defendants shall pay the States a total of $687,500,000.00 in the allocated amounts and pursuant to the terms set forth below. The funds paid to the States may be used or expended in any way permitted by applicable state law at each State’s sole discretion. Except as specifically set forth below with respect to the amounts listed in Paragraph 6(b)(xiii), as to which the Parties agree that no characterization has been made, and in Paragraph 6(b)(xvi), as to which $2,153,571.00 is to be paid as a penalty for alleged violation of North Carolina law, no portion of this $687,500,000.00 is paid as a civil monetary penalty, fine, or payment in lieu thereof.
i.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Arizona pursuant to this Agreement and the terms of written payment instructions from the State of Arizona, Office of the Attorney General. Said payment shall, pursuant to state law, be used by the Arizona Attorney General for attorneys’ fees and other costs of investigation or litigation, for restitution, remediation, or for other consumer protection purposes, or for other uses as permitted by governing state law, within the discretion of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Arizona, Office of the Attorney General.
ii.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Arkansas pursuant to this Agreement and the terms of written payment instructions from the State of Arkansas, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Arkansas, Office of the Attorney General. The money paid by Defendants to the Arkansas Attorney General shall be deposited in the Consumer Education and Enforcement Account to be used in accordance with Act 763 of 2013 of the Arkansas General Assembly.

iii.    $210,000,000.00, and no other amount, will be paid by Defendants to the State of California pursuant to this Agreement and the terms of written payment instructions from the State of California, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of California, Office of the Attorney General.
iv.    $21,535,714.00, and no other amount, will be paid by Defendants to the Colorado Department of Law pursuant to this Agreement and the terms of written payment instructions from the State of Colorado, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Colorado, Office of the Attorney General. The money paid by Defendants to the Colorado Department of Law is to be held, along with any interest thereon, in trust by the Colorado Attorney General to be used for reimbursement of the State’s actual costs and attorneys’ fees, the payment of restitution, if any, and for future consumer education, consumer fraud, or antitrust enforcement purposes.
v.    $36,000,000.00, and no other amount, will be paid by Defendants to the State of Connecticut pursuant to this Agreement and the terms of written payment instructions from the State of Connecticut, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Connecticut, Office of the Attorney General.
vi.    $25,000,000.00, and no other amount, will be paid by Defendants to the State of Delaware pursuant to this Agreement and the terms of written payment instructions from the State of Delaware, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Delaware, Office of the Attorney General. The payment to the State of Delaware shall be used, to the maximum extent possible, for purposes of providing restitution and remediating harms to the State and its communities, including harm to the State’s operating revenues, allegedly resulting from unlawful conduct of the Released Entities, including funding efforts to address the mortgage and foreclosure crisis, financial fraud and deception, and housing-related issues.
vii.    $21,535,714.00, and no other amount, will be paid by Defendants to the District of Columbia pursuant to this Agreement and the terms of written payment instructions from the District of Columbia, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the District of Columbia, Office of the Attorney General.
viii.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Idaho pursuant to this Agreement and the terms of written payment instructions from the State of Idaho, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Idaho, Office of the Attorney General.
ix.    $52,500,000.00, and no other amount, will be paid by Defendants to the State of Illinois pursuant to this Agreement and the terms of written payment instructions from the State of Illinois, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Illinois, Office of the Attorney General for ultimate deposit in the following funds: (a) designated state pension funds, and (b) the Attorney General State Projects and Court Ordered Distribution Fund (the 801 fund). Any payment to the 801 fund shall be made for subsequent expenditure at the sole discretion of and as authorized by the Illinois Attorney General.
x.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Indiana pursuant to this Agreement and the terms of written payment instructions from the State of Indiana, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Indiana, Office of the Attorney General.
xi.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Iowa pursuant to this Agreement and the terms of written payment instructions from the State of Iowa, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Iowa, Office of the Attorney General. The payment shall be used at the sole and complete discretion of the Attorney General of Iowa, for any use permitted by law or this Settlement Agreement, including but not limited to: (a) Purposes intended to ameliorate the effects of the financial crisis; to enhance law enforcement efforts to prevent and prosecute financial fraud and unfair or deceptive acts or practices, including funding for training and staffing of financial fraud or general consumer protection efforts; and to compensate the State of Iowa for costs resulting from the alleged unlawful conduct of the Defendants, including losses sustained by State employee pension plans or other State government funds due to the financial crisis. (b) Public education relating to consumer fraud and for funding for enforcement of Iowa Code section 714.16, including reimbursement of investigative and litigation costs incurred by the Iowa Attorney General’s Office in connection with this lawsuit. (c) Any other lawful purpose.
xii.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Maine pursuant to this Agreement and the terms of written payment instructions from the State of Maine, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Maine, Office of the Attorney

General. The payment to the State of Maine, Office of the Attorney General, shall be used in the sole discretion of the Attorney General for reimbursement of costs and attorneys’ fees; restitution; consumer protection, health and education, including financial literacy and student loan issues; law enforcement; litigation support; and efforts to remediate the effects of the mortgage and financial crisis. Said funds are to be used to supplement and not to supplant existing programs.
xiii.    $33,000,000.00, and no other amount, will be paid by Defendants to the State of Mississippi pursuant to this Agreement and the terms of written payment instructions from the State of Mississippi, Office of the Attorney General. The State of Mississippi disclaims paragraph 6(b) to the extent that the State of Mississippi does not characterize the payment. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Mississippi, Office of the Attorney General.
xiv.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Missouri pursuant to this Agreement and the terms of written payment instructions from the State of Missouri, Office of the Attorney General, to be distributed thereafter in a manner to be determined by the Missouri Attorney General and Missouri Commissioner of Securities. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Missouri, Office of the Attorney General.
xv.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of New Jersey pursuant to this Agreement and the terms of written payment instructions from the State of New Jersey, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of New Jersey, Office of the Attorney General.
xvi.    $21,535,714.00, and no other amount, will be paid by Defendants to the Plaintiff State of North Carolina ex rel. Cooper pursuant to this Agreement and the terms of written payment instructions from the North Carolina Attorney General’s Office. Payment shall be made within thirty (30) calendar days of receiving written payment processing instructions from the North Carolina Attorney General’s Office. $2,153,571.00 of said payment shall be deemed a penalty under North Carolina law. $19,382,143.00 of said payment shall be used by the North Carolina Attorney General for attorneys’ fees and other costs of investigation or litigation, placed in or applied to the consumer protection fund, and for consumer protection purposes and other uses permitted by law, at the sole discretion of the Attorney General; this amount of $19,382,143.00 is not a fine, penalty, or payment in lieu thereof.
xvii.    $21,535,714.00, and no other amount, will be paid by Defendants to the Commonwealth of Pennsylvania, Office of Attorney General pursuant to this Agreement and the terms of written payment instructions from the Commonwealth of Pennsylvania, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the Commonwealth of Pennsylvania, Office of the Attorney General. The Commonwealth of Pennsylvania Office of Attorney General shall receive $5,035,714.00 to reimburse it for its costs of investigating and litigating this case and to be used for future public protection and education purposes. The Pennsylvania Office of the Governor/Office of the Budget, the Pennsylvania Insurance Department, the Pennsylvania Treasury Department, the Pennsylvania State Employees’ Retirement System (“SERS”), the Pennsylvania Public School Employees’ Retirement System (“PSERS”), and the Pennsylvania Municipal Retirement System (“PMRS”) will receive $250,000.00 each to reimburse them for their costs in responding to discovery, and the remainder shall be distributed and divided among those Commonwealth agencies who purchased RMBS and CDOs, including the Pennsylvania Treasury Department, Pennsylvania State Employees’ Retirement System, the Pennsylvania Public School Employees’ Retirement System, the Pennsylvania Municipal Retirement System, and the Pennsylvania Turnpike Commission, in approximate proportion to their purchases of RMBS and CDOs as determined in the sole discretion of the Commonwealth of Pennsylvania, Office of Attorney General.
xviii.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of South Carolina pursuant to this Agreement and the terms of written payment instructions from the State of South Carolina, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of South Carolina, Office of the Attorney General. South Carolina may allocate such payment in the South Carolina Attorney General’s sole discretion and in accordance with any and all obligations imposed by law for purposes including, but not limited to, a consumer protection enforcement fund, consumer education fund, consumer litigation fund, local consumer aid fund, or revolving fund; for attorneys’ fees and other costs of investigation and litigation; for cy pres purposes; or for any other uses not prohibited by law.
xix.    $25,000,000.00, and no other amount, will be paid by Defendants to the State of Tennessee, Office of the Attorney General pursuant to this Agreement and the terms of written payment instructions from the State of Tennessee, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Tennessee, Office of the Attorney General. Said funds include the Tennessee Attorney General’s legal fees and costs of investigation and prosecution of this matter. All funds will be distributed at the sole discretion of the Tennessee Attorney General.
xx.    $21,535,714.00, and no other amount, will be paid by Defendants to the State of Washington pursuant to this Agreement and the terms of written payment instructions from the State of Washington, Office of the Attorney General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the State of Washington,

Office of the Attorney General. The payment to the State of Washington, Office of the Attorney General, shall be distributed as follows: $500,000 shall be retained by the Attorney General for reimbursement of investigative and litigation costs in this case; $3,000,000 shall be distributed at the sole discretion of the Attorney General for cy pres to remediate effects of the mortgage and financial crisis; the Attorney General shall cause the remaining $18,035,714 to be deposited into the State General Fund.
xxi.    $4,500,004.00, and no other amount, will be paid by Defendants to the National Association of Attorneys General Financial Services and Consumer Protection Enforcement, Education and Training Fund pursuant to this Agreement and the terms of written payment instructions from the National Association of Attorneys General. Payment shall be made by electronic funds transfer within thirty (30) calendar days of receiving written payment processing instructions from the President of the National Association of Attorneys General.
7.    Compliance Measures.
a.    Defendants shall comply with the following particular State laws (collectively, “the Particular State Laws” and, with respect to each State, “that State’s Particular Laws”):
i.    State of Arizona. Arizona Consumer Fraud Act, Ariz. Rev. Stat. Sec. 44-1521 et seq.
ii.    State of Arkansas. Arkansas Deceptive Trade Practices Act (ADTPA), Ark. Code Ann. §§ 4-88-107(a)(1), 4-88-107(a)(10), and 4-88-108.
iii.    State of California. California Business and Professions Code Sections 17200 et seq., the Unfair Competition Law, and Sections 17500 et seq., the False Advertising Law.
iv.    State of Connecticut. Connecticut Unfair Trade Practices Act, Conn Gen. Stat. Sec. 42-110a et seq.
v.    State of Colorado. Colorado Consumer Protection Act, C.R.S. §§ 6-1-101, et seq.
vi.    State of Delaware. Delaware Consumer Fraud Act, 6 Del. C. §§ 2511 et seq.; Delaware Deceptive Trade Practices Act, 6 Del. C. §§ 2531 et seq.
vii.    District of Columbia. Consumer Protection Procedures Act, D.C. Code § 28-3904(e) and (f); Securities Act of 2000, D.C. Code § 31-5605.02(a)(1)(B) and (a)(1)(C).
viii.    State of Idaho. Idaho Consumer Protection Act, Idaho Code § 48-601 et seq.; Idaho Rules of Consumer Protection, IDAPA 04.02.01.000 et seq.

ix.    State of Illinois. The Illinois Consumer Fraud and Deceptive Business Practices Act, 815 ILL. COMP. STAT. § 505/1, et seq., and Uniform Deceptive Trade Practices Act, 815 ILL. COMP. STAT. § 510/1, et seq.
x.    State of Indiana. Indiana Deceptive Consumer Sales Act, Indiana Code chapter 24-5-0.5; Indiana Uniform Securities Act, Indiana Code article 23-19.
xi.    State of Iowa. Iowa Consumer Fraud Act, Iowa Code section 714.16.
xii.    State of Maine. Maine Unfair Trade Practices Act, 5 M.R.S. section 205-A et seq.
xiii.    State of Mississippi. Mississippi Consumer Protection Act, Miss. Code Ann. § 75-24-1 et seq.
xiv.    State of Missouri. Sections 407.020, RSMo, Missouri Merchandising Practices Act, and 409.5-501(2), 409.5-501(3), and 409.5-502, RSMo, Missouri Securities Act.
xv.    State of New Jersey. New Jersey Consumer Fraud Act, N.J.S.A. 56:8-1 et seq.; New Jersey Regulations Governing General Advertising, N.J.A.C. 13:45A-9.1 et seq.
xvi.    State of North Carolina. North Carolina Unfair and Deceptive Trade Practices Act, N.C. Gen. Stat. §§ 75-1.1 et seq.
xvii.    Commonwealth of Pennsylvania. Unfair Trade Practices and Consumer Protection Law, 73 P.S. §§ 201-1 et seq.
xviii.    State of South Carolina. South Carolina Unfair Trade Practices Act, S.C. Code §§ 39-5-10 et seq.; South Carolina Uniform Securities Act of 2005, S.C. Code §§ 35-1-101 et seq.
xix.    State of Tennessee. Tennessee Consumer Protection Act, Tenn. Code Ann. § 47-18-101 et seq.
xx.    State of Washington. Washington Consumer Protection Act, RCW 19.86.
b.    Defendants’ obligation to comply with the Particular State Laws specified in Paragraph 7(a) above shall have no effect on any obligations Defendants may have to comply with other state laws not specified above.
c.    For a period of five (5) years commencing on the Effective Date of this Agreement, Defendants shall, upon request from any State expressing a concern over a possible violation of that State’s Particular Laws as specified in Paragraph 7(a) above, meet and confer in good faith with that State regarding its expressed concern and any requests from that State to provide information and documents to address the State’s expressed concern. In connection with such a meet and confer, information and documents responsive to a State’s request will not be unreasonably withheld by Defendants and, to the extent a protective order was entered in that State’s State Case, will not be subjected by Defendants to terms governing their release to that State that are more restrictive than those contained in that protective order. The States and Defendants each reserve their respective rights with respect to any effort by the States to pursue and obtain information and documents through formal process or otherwise.
d.    Any State that obtains information or documents pursuant to Paragraph 7(c) above may share such information or documents with the other States, provided that such other States agree and are able to maintain the confidentiality of the information or documents as agreed to by the State or States that originally received the information or documents.
8.    Withdrawal of Defense. Prior to the filing of the Joint Stipulation of Dismissal provided for in Paragraph 9(a) of this Agreement, Defendants shall file in the US Case a withdrawal of their Eleventh Affirmative Defense, which asserts Defendants’ claim that the US Case was filed in retaliation for Standard & Poor’s Ratings Services’ 2011 decisions to place on credit watch negative and subsequently downgrade the credit rating of the United States.
9.    Resolution of Pending Cases. As soon as practicable, but in no event later than fourteen (14) calendar days after the Effective Date of this Agreement,
a.    Defendants and the United States shall sign and file in the US Case a Joint Stipulation of Dismissal of the US Case pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), in the form attached hereto as Annex 2. This Agreement may be attached as an exhibit to the Joint Stipulation.
b.    Defendants and the District of Columbia shall sign and file in the District of Columbia State Case a Joint Stipulation of Dismissal pursuant to D.C. Super. Ct. R. Civ. P. 41(a)(1(ii). This Agreement may be attached as an exhibit to the Joint Stipulation. Paragraph 9(c) of this Agreement shall not apply to the District of Columbia. In any action by the District of Columbia alleging a violation by Defendants of its Particular State Laws under Paragraph 7(a), personal jurisdiction over Defendants must be established by facts independent of the existence of this Agreement.
c.    Defendants and each of the States (other than the District of Columbia) shall sign and file in each respective State Case stipulated judgments, consent judgments, or similar pleadings as provided by the rules of practice in each of the States to bring formal legal proceedings to a close and memorialize the terms of this Agreement, including without limitation the Compliance Measures set forth in Paragraph 7 of this Agreement, in an enforceable judgment. This Agreement shall be attached as an exhibit to any such filed papers. With respect to enforcement of any State court judgment obtained pursuant to this paragraph:
i.    Defendants and the States agree that the State court in which the judgment is entered shall have exclusive jurisdiction over any claim by either the Defendants or the Attorney General of the State that there has been a violation of any of the terms of this Agreement, other than a claim by the Attorney General of the State that Defendants have violated Paragraph 7(a) of this Agreement.
ii.    Defendants and the States agree that if the Attorney General of any State, who shall be the only person authorized to pursue a claim pursuant to this Agreement or that State’s State court judgment that a violation of that State’s Particular Laws constitutes a violation of Paragraph 7(a) of this Agreement or of such State court judgment, asserts such a claim, that claim shall be pursued in the State court in which the judgment is entered as an action to enforce the State court judgment; with respect to any such action, Defendants and the States agree: (a) Defendants shall not remove any such action to federal court; (b) Defendants reserve the right to assert any rights or defenses, including without limitation, Constitutional or jurisdictional rights and defenses, including without limitation a claim that the State court lacks personal jurisdiction based on the conduct alleged to constitute a violation of that State’s Particular Laws; and (c) the States reserve the right to assert all arguments in response to any asserted rights or defenses, including without limitation any arguments based on prior decisions in any of the State Cases or In re: Standard & Poor’s Rating Agency Litigation, 13-MD-2446 (JMF) (S.D.N.Y.), but agree that personal jurisdiction over Defendants must be established by facts independent of the existence of this Agreement or the State court judgment entering the same.
10.    Releases by the United States. Subject to the exceptions in Paragraph 12 of this Agreement (“Excluded Claims”), and conditioned upon Defendants’ filing of a withdrawal of their Eleventh Affirmative Defense as provided in Paragraph 8 of this Agreement and Defendants’ full and timely payment of the Settlement Amount, the United States fully and finally releases the Released Entities from any civil claims the United States has for Covered Conduct occurring between January 2004 and December 2007 under FIRREA, 12 U.S.C. § 1833a; the False Claims Act, 31 U.S.C. §§ 3729- 3733; the common law theories of negligence, gross negligence, payment by mistake, unjust enrichment, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud, or aiding and abetting any of the foregoing; or any other claim that the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. § 0.45(d) and (j).
11.    Releases by the States. Subject solely to the exceptions set forth in Paragraph 12 of this Agreement (“Excluded Claims”), the conditions set forth in this paragraph below, and any particular conditions or exceptions set forth in the subparagraph below defining each State’s release, each of the States fully and finally releases the Released Entities in accordance with the terms set forth in the subparagraph below defining that State’s release. Each State’s release of claims below is expressly conditioned on Defendants’ full and timely payment of the Settlement Amount, including without limitation payment to each of the States as specified in Paragraph 6(b) of this Agreement, and (except for the District of Columbia) on the entry of a stipulated judgment, consent judgment, or other enforceable judgment implementing the terms of this Agreement in accordance with Paragraph 9(c) of this Agreement.
a.    Releases by the State of Arizona. The Arizona Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his Complaint dated February 5, 2013, Maricopa County Superior Court case no. CV 2013-001188 (“Arizona’s State Case”), for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Arizona Attorney General executes this release in his official capacity and releases only claims that the Arizona Attorney General has the authority to bring and release.
b.    Releases by the State of Arkansas. The State of Arkansas fully and finally releases the Released Entities from any civil claim that was or could have been made by the Attorney General of the State of Arkansas based on: (a) the facts alleged in the Complaint filed and dated February 5, 2013, or in the Amended Complaint filed and dated July 9, 2014, in Pulaski County Circuit Court as Case no. 60-CV-13-534, for the period of January 1, 2001 through July 9, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Arkansas Attorney General executes this release in her official capacity and releases only claims that the Arkansas Attorney General has the authority to bring and release.
c.    Releases by the State of California. The California Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in her Complaint dated February 5, 2013, San Francisco Superior Court case no. CGC-13-52849 (“California’s State Case”), for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The California Attorney General executes this release in her official capacity and releases only claims that the California Attorney General has the authority to bring and release. The California Attorney General and Defendants acknowledge that they have been advised by their attorneys of the contents and effect of Section 1542 of the California Civil Code (“Section 1542”) and hereby expressly waive with respect to this Agreement any and all provisions, rights, and benefits conferred by Section 1542 which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
d.    Releases by the State of Colorado. The State of Colorado fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in the State of Colorado’s Complaint dated

February 5, 2013, Denver District Court Case No. 2013cv30537 (“Colorado’s State Case”), for the period of January 1, 2001, through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Colorado Attorney General executes this release in her official capacity and releases only the claims that the Colorado Attorney General has the authority to bring and release.
e.    Releases by the State of Connecticut. The State of Connecticut, acting through the Office of the Connecticut Attorney General, fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in its Complaint dated March 10, 2010, Hartford Superior Court docket no. HHD-cv-10-6008838 (“Connecticut’s State Case”), for the period of January 1, 2000 through March 10, 2010; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Connecticut Attorney General executes this release in his official capacity and releases only claims that the Connecticut Attorney General has the authority to bring and release.
f.    Releases by the State of Delaware. The Delaware Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in the Complaint dated February 5, 2013, or in the First Amended Complaint dated August 13, 2014, Delaware Superior Court Case C.A. No. N13C-02-044(RRC) (“Delaware’s State Case”), for the period of January 1, 2001 through August 13, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Delaware Attorney General executes this release in his official capacity and releases only claims that the Delaware Attorney General has the authority to bring and release.
g.    Releases by the District of Columbia. The District of Columbia fully and finally releases Defendants from any civil claim that was or could have been brought by the District of Columbia based on: (a) the factual allegations in the District of Columbia’s Complaint, filed on February 5, 2013, in District of Columbia Superior Court, Civ. No. 2013 CA 000997 B, for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012.
h.    Releases by the State of Idaho. The Idaho Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his February 5, 2013 Complaint or his June 17, 2014 Amended Complaint filed in the Fourth Judicial District of Idaho, Ada County, Case No. CV OC 1302154 (“Idaho’s Case”), for the period of January 1, 2001 through June 17, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Idaho Attorney General executes this release in his official capacity and releases only claims that the Idaho Attorney General has the authority to bring and release.
i.    Releases by the State of Illinois. The Illinois Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in her Complaint dated January 25, 2012, filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, Case No. 12 CH 02535 (the “Illinois State Case”), for the period of January 1, 2001 through January 25, 2012; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Illinois Attorney General executes this release in her official capacity and releases only claims that the Illinois Attorney General has the authority to bring and release.
j.    Releases by the State of Indiana. The Indiana Attorney General and the Indiana Securities Commissioner fully and finally release the Released Entities from any civil claim that the Indiana Attorney General or the Indiana Securities Commissioner acting with the assistance of the Indiana Attorney General brought or could have brought based on: (a) the facts alleged in his Complaint dated June 27, 2013, filed in Marion Superior Court 3, Marion County, Indiana under Cause No. 49D03-1306-PL-025757 (the “Indiana State Case”), for the period from January 1, 2001 through June 27, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. This release includes any claim the Indiana Attorney General could have brought under Indiana’s Deceptive Consumer Sales Act, Indiana Code chapter 24-5-0.5. The Indiana Attorney General and the Indiana Securities Commissioner execute this release in their official capacities and release only claims that the Indiana Attorney General or the Indiana Securities Commissioner acting with the assistance of the Indiana Attorney General have the authority to bring and release.
k.    Releases by the State of Iowa. The Iowa Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his Petition in Equity filed February 5, 2013 in the Iowa District Court for Polk County, docket no. EQCE073545 (“Iowa’s State Case”), for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Iowa Attorney General executes this release in his official capacity and releases only claims that the Iowa Attorney General has the authority to bring and release.
l.    Releases by the State of Maine. The Maine Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in her Complaint dated February 5, 2013, Court case no. BCD-CV-14-49 (“Maine’s State Case”), for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Maine Attorney General executes this release in her official capacity and releases only claims that the Maine Attorney General has the authority to bring and release.
m.    Releases by the State of Mississippi. The Mississippi Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in the Complaint dated May 10, 2011, the Amended Complaint dated September 8, 2011, or the Second Amended

Complaint dated July 2, 2014, Hinds County Chancery Court Case No. G2011-835 S/2 (“Mississippi’s State Case”), for the period of January 1, 2000 through July 2, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Mississippi Attorney General executes this release in his official capacity and releases only claims that the Mississippi Attorney General has the authority to bring and release.
n.    Releases by the State of Missouri. The Missouri Attorney General and Missouri Commissioner of Securities fully and finally release the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in the Petition dated February 5, 2013, State of Missouri ex rel Chris Koster, Attorney General, ex rel The Commissioner of Securities v. The McGraw Hill Companies, Inc. and Standard and Poor’s Financial Services, LLC, Circuit Court of Jackson County at Kansas City, Case No. 1316-cv02931 (“Missouri’s State Case”), for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Missouri Attorney General and Commissioner of Securities execute this release in their official capacities and release only claims that the Missouri Attorney General or the Commissioner of Securities have the authority to bring and release.
o.    Release by the State of New Jersey, Office of the Attorney General. John J. Hoffman, Acting Attorney General of the State of New Jersey (the “Attorney General”), and Steve C. Lee, Acting Director of the New Jersey Division of Consumer Affairs (the “Director”), fully and finally release the Released Entities from any civil claim that the Attorney General and the Director brought or could have brought against Defendants based on: (a) the facts alleged in their Complaint dated October 9, 2013, Superior Court of New Jersey, Chancery Division, General Equity: Essex County, Docket No. ESX-C-216-13 (“New Jersey’s State Case”), for the period of January 1, 2001 through October 9, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Attorney General and the Director execute this release in their official capacities and release only claims that the State of New Jersey, Office of the Attorney General or the Director have the authority to bring and release.
p.    Releases by the State of North Carolina. The North Carolina Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his Complaint dated February 5, 2013, or his Amended Complaint dated July 11, 2014, currently in Wake County Superior Court, docket number 13 CVS 1703 (“North Carolina’s State Case”), for the period of January 1, 2001 through July 11, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The North Carolina Attorney General executes this release in his official capacity and releases only claims that the North Carolina Attorney General has the authority to bring and release on behalf of the State of North Carolina.

q.    Releases by the Commonwealth of Pennsylvania, Office of Attorney General. The Pennsylvania Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in her Complaint dated February 5, 2013, or in her Amended Complaint dated August 11, 2014, Commonwealth Court No. 58 MD 2013 (“Commonwealth Court Action”), for the period of January 1, 2001 through August 11, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Pennsylvania Attorney General executes this release in her official capacity and releases only claims that the Pennsylvania Attorney General has the authority to bring and release.
r.    Releases by the State of South Carolina. The South Carolina Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his Complaint dated February 13, 2013, State of South Carolina ex rel. Alan Wilson, in his official capacity as Attorney General and as Securities Commissioner for the State of South Carolina v. The McGraw-Hill Companies, Inc., and Standard & Poor’s Financial Services LLC, filed in the Richland County Court of Common Pleas in the State of South Carolina, Civil Action no. 2013-CP-40-00951 (“South Carolina’s State Case”), for the period of January 1, 2001 through February 13, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The South Carolina Attorney General executes this release in his official capacity and releases only claims that the South Carolina Attorney General has the authority to bring and release.
s.    Releases by the State of Tennessee. The Tennessee Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his Complaint dated February 5, 2013, Davidson County Circuit Court case no. 13C506 (“Tennessee’s State Case”), for the period of January 1, 2001 through February 5, 2013; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Tennessee Attorney General executes this release in his official capacity and releases only claims that the Tennessee Attorney General has the authority to bring and release.
t.    Releases by the State of Washington. The Washington Attorney General fully and finally releases the Released Entities from any civil claim that was or could have been brought based on: (a) the facts alleged in his Complaint dated February 5, 2013, or his Amended Complaint dated August 1, 2014, State of Washington v. The McGraw-Hill Companies, Inc. and Standard & Poor’s Financial Services LLC, Case No. 13-2-02593-9 in the Snohomish County Superior Court (“Washington’s State Case”), for the period of January 1, 2001 through August 1, 2014; or (b) the Covered Conduct for the period of January 1, 2001 through December 31, 2012. The Washington Attorney General executes this release in his official capacity and releases only claims that the Washington Attorney General has the authority to bring and release.

12.    Excluded Claims. Notwithstanding the releases in Paragraphs 10 and 11 of this Agreement, or any other term(s) of this Agreement, the following claims are specifically reserved and not released by this Agreement:
a.    Any criminal liability;
b.    Any antitrust liability, except, with respect to the States, to the extent any of the States have alleged practices by Defendants that purportedly violate State antitrust laws;
c.    Any liability of any individual;
d.    Any private right of action;
e.    Any liability of any person or entity other than the Released Entities;
f.    Any liability arising under Title 26 of the United States Code (the Internal Revenue Code) or the States’ similar tax codes or laws;
g.    Any liability to or claims of the Federal Deposit Insurance Corporation (in its capacity as a corporation, receiver, or conservator), National Credit Union Administration (in its capacity as a corporation, receiver, or conservator), Federal Housing Finance Agency, any of the Federal Home Loan Banks, the Federal Reserve Board and its member institutions, the Securities & Exchange Commission (“SEC”), the Federal Trade Commission, and the United States Department of the Treasury;
h.    Except as explicitly stated in this Agreement, any administrative liability, including the suspension and debarment rights of any federal or state agency;
i.    Any liability to or claims of the United States (or its agencies) or the States (or their agencies) for any conduct other than that falling within the scope of the respective releases granted by the United States and the States in Paragraphs 10 and 11 of this Agreement;
j.    Any liability to or claims of the United States (or its agencies or any other party) as to which the United States Attorney General lacks the authority to bring or compromise;
k.    Any liability to or claims of the States (or their agencies or any other party) as to which the respective Attorneys General of the States, or for Missouri the Missouri Commissioner of Securities, for Indiana the Securities Commissioner for Indiana, and for New Jersey the Director of the New Jersey Division of Consumer Affairs, lack the authority to bring or compromise;

l.    Any liability to or claims of county, municipal, or local pension funds or other county, municipal, or local government funds as investors, unless otherwise explicitly released by an individual State in this Agreement;
m.    Any liability to or claims of county or local governments or state regulatory agencies having specific regulatory jurisdiction that is separate and independent from the regulatory and enforcement jurisdiction of the State Attorney Generals, or for Missouri the Missouri Commissioner of Securities, for Indiana the Securities Commissioner for Indiana, and for New Jersey the Director of the New Jersey Division of Consumer Affairs; and
n.    Any liability based upon obligations created by this Agreement.
13.    Releases by Defendants. The Released Entities fully and finally release the United States and the States, and their officers, agents, employees, and servants, from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that the Released Entities have asserted, could have asserted, or may assert in the future against the United States and the States, and their agencies, divisions, entities, officers, agents, employees, and servants, related to the conduct falling within the scope of the releases granted by the United States and the States in Paragraphs 10 and 11 of this Agreement and the investigation and prosecution thereof by the United States and the States.
14.    Waiver of Potential Defenses by Defendants. The Released Entities waive and shall not assert any defenses the Released Entities may have to any criminal prosecution or administrative action relating to the conduct falling within the scope of the releases granted by the United States and the States in Paragraphs 10 and 11 of this Agreement that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution and the States’ similar state constitutional provisions, this Agreement bars a remedy sought in such criminal prosecution or administrative action.
15.    Unallowable Costs. Unallowable Costs (as defined in this paragraph below) will be separately determined and accounted for by Defendants, and Defendants shall not charge such Unallowable Costs directly or indirectly to any contract with the United States or the States. For purposes of this paragraph, “Unallowable Costs” means unallowable costs for government contracting purposes, which shall specifically include all costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of Defendants, and its present or former officers, directors, employees, shareholders, and agents in connection with any of the following:
a.    the matters covered by this Agreement;
b.    the United States’ and the States’ audit(s) and civil investigation(s) of the matters covered by this Agreement;

c.    Defendants’ investigation, defense, and corrective actions undertaken in response to the United States’ and the States’ audit(s) and civil investigation(s) in connection with the matters covered by this Agreement (including attorneys’ fees);
d.    the negotiation and performance of this Agreement; and
e.    the payments Defendants make to the United States and the States pursuant to this Agreement.
16.    Miscellaneous Provisions.
a.    This Agreement is intended to be for the benefit of the Parties only and does not create any third-party rights.
b.    The Parties acknowledge that this Agreement is made without any trial or final adjudication on the merits, and is not itself a final order of any court or governmental authority.
c.    Each Party shall bear its own legal and other costs incurred in connection with this matter, including in connection with the US Case, the State Cases, the investigations leading to the US Case and the State Cases, and the preparation and performance of this Agreement.
d.    Each Party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.
e.    Nothing in this Agreement in any way alters or affects the terms of any regulations put in place by the SEC with respect to Nationally Recognized Statistical Rating Organizations (“NRSROs”) or Defendants’ obligations under any such regulations.
f.    Nothing in this Agreement constitutes an agreement by the United States or the States concerning the characterization of the Settlement Amount for the purposes of the Internal Revenue laws, Title 26 of the United States Code, or similar state tax codes or laws.
g.    For the purposes of construing the Agreement, this Agreement shall be deemed to have been drafted by all Parties and shall not, therefore, be construed against any Party for that reason in any dispute.
h.    This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of all the Parties.
i.    The undersigned counsel for the United States and the States represent and warrant that they are fully authorized to execute this Agreement on behalf of the United States and the States.

j.    Counsel for Defendants shall provide a corporate resolution authorizing the execution of this Agreement on behalf of Defendants, and represent and warrant that they are fully authorized to execute this Agreement on behalf of Defendants.
k.    This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.
l.    This Agreement is binding on Defendants’ successors, transferees, heirs, and assigns.
m.    All Parties consent to the disclosure to the public of this Agreement by Defendants, the United States, and the States.
n.    This Agreement shall not be deemed to constitute approval of any of Defendants’ advertising or business practices, and neither Defendants nor anyone acting on their behalf shall state or imply that this Agreement constitutes approval, sanction, or authorization for any act or practice of Defendants.
o.    This Agreement is effective on the date of signature of the last signatory to the Agreement. Facsimiles of signatures and signatures provided by portable document format (“.pdf”) shall constitute acceptable, binding signatures for purposes of this Agreement.

For Defendants McGraw Hill Financial, Inc., and Standard & Poor’s Financial Services, LLC:
/s/ Lucy Fato
LUCY FATO
Executive Vice President & General Counsel
McGraw Hill Financial, Inc.
55 Water Street
New York, NY 10041
Dated: 2/2/2015
/s/ Adam Schuman
ADAM SCHUMAN
Executive Managing Director & Chief Legal Officer
Standard & Poor’s Financial Services LLC
55 Water Street
New York, NY 10041
Dated: Feb. 2, 2015

For the United States:
/s/ George S. Cardona
GEORGE S. CARDONA
Assistant United States Attorney
United States Attorney’s Office
Central District of California
312 North Spring Street, 12th Floor
Los Angeles, CA 90012
Dated: 2/2/2015
/s/ James T. Nelson
JAMES T. NELSON
Trial Attorney
United States Department of Justice
Civil Division, Consumer Protection Branch
P.O. Box 261, Ben Franklin Station
Washington, D.C. 20044
Dated: 2/2/2015

For the State of Arizona:
MARK BRNOVICH
ATTORNEY GENERAL FOR THE STATE OF ARIZONA
/s/ Nancy Bonnell
Nancy M. Bonnell
Brad K. Keogh
Susan V. Myers
Dana R. Vogel
Assistant Attorneys General
Consumer Protection & Advocacy Section
Arizona Attorney General’s Office
1275 West Washington Street
Phoenix, Arizona 85007
Dated: 2/2/15

For the State of Arkansas:
/s/ Kevin Wells

By:	KEVIN WELLS, Ark. Bar No. 2007213 Assistant Attorney General
LESLIE RUTLEDGE
Arkansas Attorney General
323 Center Street, Suite 500
Little Rock, AR 72201
Dated: February 2, 2015

For the State of California:
/s/ Kamala Harris
KAMALA D. HARRIS
California Attorney General
California Department of Justice
455 Golden Gate, Suite 11000
San Francisco, CA 94102
Dated: 2 Feb 2015

For the State of Colorado, ex rel.
CYNTHIA H. COFFMAN, Attorney General:
/s/ Jennifer Miner Dethmers
JENNIFER MINER DETHMERS
Assistant Attorney General
Consumer Protection Section
Colorado Department of Law
Ralph L. Carr Colorado Judicial Center
1300 Broadway, 7th Floor
Denver, CO 80203
Dated: 2 2 15

For the State of Connecticut:
GEORGE JEPSEN
ATTORNEY GENERAL
By: /s/ Perry Zinn Rowthorn
PERRY ZINN ROWTHORN
Deputy Attorney General
55 Elm Street
Hartford, CT 06141
Dated: 2/2/2015

For the State of Delaware
/s/ Matthew Denn
MATTHEW P. DENN
Attorney General for the State of Delaware
Delaware Department of Justice
Carvel State Office Building
820 N. French Street
Wilmington, DE 19801
Dated: 2/2/2015

For the District of Columbia:
/s/ Karl Racine
KARL RACINE
Attorney General for the District of Columbia
441 Fourth Street, NW
Washington, D.C. 20001
Dated: 2-2-15

For the State of Idaho:
LAWRENCE G. WASDEN
ATTORNEY GENERAL FOR THE STATE OF IDAHO
By:
/s/ Brett T. DeLange
Brett T. DeLange
Consumer Protection Division Chief
Oscar S. Klaas
Jane E. Hochberg
Scott Zanzig
Deputy Attorneys General
Consumer Protection Division
954 West Jefferson, 2d Floor
Boise, ID 83720
Dated: 2/2/2015

For the State of Illinois:
/s/ Lisa Madigan
LISA MADIGAN
Attorney General State of Illinois
100 West Randolph Street, 12th Floor
Chicago, IL 60601
Dated: Feb. 2, 2015

For the State of Indiana:
/s/ Gregory F. Zoeller
GREGORY F. ZOELLER
Attorney General for the State of Indiana
Indiana Attorney General’s Office
Indiana Government Center South
302 West Washington Street, 5th Floor
Indianapolis, IN 46204
Dated: February 2, 2015
/s/ Carol Mihalik
CAROL MIHALIK
Securities Commissioner for Indiana
Secretary of State Connie Lawson
302 West Washington Street, Room E111
Indianapolis, IN 46204
Dated: February 2, 2015

For the State of Iowa:
/s/ Thomas J. Miller
THOMAS J. MILLER
Attorney General for the State of Iowa
Iowa Department of Justice
Hoover Building, 2nd Floor
Des Moines, Iowa 50319
Dated: February 2, 2015

For the State of Maine:
ATTORNEY GENERAL
JANET T. MILLS
/s/ Linda Conti
Linda Conti
Assistant Attorney General
Chief, Consumer Protection Division
Office of the Attorney General
6 State House Station
Augusta, Maine 04333
Dated: February 2, 2015

For the State of Mississippi:
/s/ by: George W. Neville
GEORGE W. NEVILLE, MSB # 3822
Special Assistant Attorney General
JIM HOOD
Attorney General for the State of Mississippi
Office of the Mississippi Attorney General
P.O. Box 220
Jackson, Mississippi 39205
Dated: 2 Feb. 2015

For the State of Missouri:
/s/ Chris Koster
CHRIS KOSTER
Missouri Attorney General
Supreme Court Building
207 West High Street
Jefferson, MO 65102
Dated: February 2, 2015
/s/ Andrew M. Hartnett
Andrew M. Hartnett, Mo. Bar No. 60034
Commissioner of Securities
600 West Main Street
Jefferson City, Missouri 65101
Telephone:    (573) 751-4136
Facsimile:    (573) 526-3124
Dated: February 2, 2015

For the State of New Jersey:
/s/ John Hoffman
JOHN J. HOFFMAN
ACTING ATTORNEY GENERAL OF NEW JERSEY
Office of the Attorney General
Richard J. Hughes Justice Complex
8th Floor, West Wing
25 Market Street
Trenton, New Jersey 08625
Dated: February 2, 2015
/s/ Steve C. Lee
STEVE C. LEE
ACTING DIRECTOR
New Jersey Division of Consumer Affairs
124 Halsey Street, Seventh Floor
Newark, New Jersey 07101
Dated: February 2, 2015

For the State of North Carolina:
/s/ Roy Cooper
ROY COOPER
Attorney General for the State of North Carolina
North Carolina Department of Justice
P.O. Box 629
Raleigh, NC 27602
Dated: 2/2/2015

For the Commonwealth of Pennsylvania:
KATHLEEN G. KANE
ATTORNEY GENERAL
By: /s/ Neil F. Mara
NEIL F. MARA
Chief Deputy Attorney General
14th Floor, Strawberry Square
Harrisburg, PA 17120
Dated: 2/2/15

For the State of South Carolina:
/s/ Alan Wilson
ALAN WILSON
Attorney General and Securities Commissioner
for the State of South Carolina
Office of the Attorney General
P.O. Box 11549
Columbia, SC 29211
Dated: 2/2/15

For the State of Tennessee:
/s/ Herbert H. Slatery III
HERBERT H. SLATERY III
Attorney General and Reporter
for the State of Tennessee
Office of the Tennessee Attorney General
425 5th Avenue North
Nashville, TN 37202
Dated:     February 2, 2015

For the State of Washington:
ROBERT W. FERGUSON
Attorney General
By: /s/ Shannon E. Smith
SHANNON E. SMITH
BENJAMIN J. ROESCH
Assistant Attorneys General
Washington Attorney General’s Office
Consumer Protection Division
800 5th Ave., Ste 2000
Seattle, WA 98104-3188 14
Dated: 2/2/2015

Annex 1

Annex 1: Statement of Facts
1.    Between 2004 and 2007, Standard & Poor’s Ratings Services (“S&P”), at the time a division of The McGraw-Hill Companies, Inc. (now known as McGraw Hill Financial, Inc.), was a Nationally Recognized Statistical Rating Organization (“NRSRO”) that, for a fee, provided letter grade ratings of, among other things, Residential Mortgage Backed Securities (“RMBS”) and Collateralized Debt Obligations (“CDOs”). S&P made statements regarding its processes and controls for the development of criteria for, and the issuance and surveillance of, RMBS and CDO ratings in publicly available documents that included a formal Code of Practices and Procedures (the “Code”) first published in September 2004 and subsequently revised and reissued in October 2005 and June 2007.
The Code
2.    In September 2004, S&P first published the Code. The Introduction to the Code stated that S&P’s mission had “always remained the same – to provide high-quality, objective, independent, and rigorous analytical information to the marketplace.” The Introduction stated that S&P “endeavors to conduct the rating and surveillance processes in a manner that is transparent and credible and that also ensures that the integrity and independence of the rating and surveillance processes are not compromised by conflicts of interest, abuse of confidential information or other undue influences.” The Introduction stated that S&P had “established and implemented internal controls and policies and procedures to further the transparent, credible, independent and objective nature of its rating and surveillance processes.” The Introduction identified the Code as a “restatement of established policies and procedures” relevant to “these rating and surveillance processes.” With respect to “independence and avoidance of conflicts of interest,” Section 3.1.1 of the Code stated that S&P “endeavors to avoid conflicts of interest and, where this is not possible, has established policies and procedures to address the conflicts of interest through a combination of internal controls and disclosure.” Section 3.1.2 of the Code stated: “In all analytic processes, Ratings Services must preserve the objectivity, integrity and independence of its ratings. In particular, the fact that Ratings Services receives a fee from the issuer must not be a factor in the decision to rate an issuer or in the analysis and the rating opinion.” Section 3.1.5 of the Code stated: “Ratings assigned by Ratings Services shall not be affected by an existing or a potential business relationship between Ratings Services (or any Non-Ratings Business) and the issuer or any other party, or the non-existence of such a relationship.” In October 2005 and June 2007, S&P published updated versions of the Code that made similar statements regarding the objectivity, integrity, and independence of S&P’s ratings process.
3.    S&P published on its website a November 2005 “Analytic Firewalls Policy” that stated, among other things: “No employee of Standard & Poor’s/McGraw-Hill shall attempt to exert improper influence on the opinions of an Equity Analyst or a Ratings Analyst. In no circumstances shall an employee of Standard & Poor’s/McGraw-

Hill try to influence the opinion of an Equity Analyst or a Ratings Analyst by referring to the commercial relationship between Standard & Poor’s/McGraw-Hill and any third party.” In a February 2006 “Report On Implementation of Standard & Poor’s Rating Services Code of Conduct,” also published on S&P’s website, S&P stated, among other things: (a) “[S&P] recognizes its role in the global capital markets and is committed to providing ratings that are objective, independent and credible”; and (b) “It is a central tenet of [S&P] that its ratings decisions not be influenced by the fact that [S&P] receives fees from issuers. To reinforce this central tenet, commencing in 2004, [S&P] separated in a more formal manner its commercial functions from its rating analytical functions.”
Decisions Regarding CDO Evaluator Updates
4.    In 2004 and 2005, S&P was in the process of updating CDO Evaluator, one of the models used by S&P to rate Collateralized Debt Obligations (“CDOs”) to arrive at what would become CDO Evaluator Version 3.0 (“E3”). The initial update efforts, throughout 2004, were directed in part by the then head of S&P’s Global CDO group, whose experience was that the risk of losing transaction revenue was a factor that affected updates of CDO Evaluator. He set as goals for the update efforts: (a) small impacts to non-investment grade (“NIG”) cash CDO deals to minimize any negative impact of the updates on this segment of S&P’s ratings business; and (b) 2-3 notch improvements for investment grade deals to improve S&P’s market share with respect to investment grade synthetic CDOs. In accordance with these goals, during the initial update efforts, he and, according to him the then Managing Director in charge of the Cash CDO group, pushed back against updates to CDO Evaluator proposed by one of S&P’s senior analysts because they believed these changes would have had a significant negative effect on S&P’s market share and ratings business. In accordance with these goals, on May 27, 2004, the then head of S&P’s Global CDO Group sent the head of S&P’s Research and Criteria Group, the Managing Director in charge of the Synthetic CDO Group, and others an email directing the CDO Group to begin testing with customers a default matrix he had developed. According to the then head of S&P’s Global CDO Group, the decision to test this default matrix was “in part based upon business decisions, considerations.” Ultimately, this default matrix was not adopted, and work on updating CDO Evaluator to arrive at what would become E3 continued.
5.    S&P originally scheduled E3 for release “sometime after July 11, 2005.” In preparation for the release, S&P circulated information regarding E3 to a number of investment banks involved in the issuance of CDOs. On July 18 and 19, 2005, a Client Value Manager in S&P’s Global CDO Group sent emails summarizing the feedback on E3 that had been received from one of these investment banks as follows: S&P’s ratings generated using CDO Evaluator Version 2.4.3 had been the “best” (by comparison to Moody’s and Fitch) with respect to CDOs comprised of certain “more lowly rated” asset pools; S&P would be giving up its market advantage with respect to these CDOs by moving to E3; and S&P would not make up for this with any increase in business in “the high quality sector” because with respect to this sector “Moody’s and Fitch can do better than E3 already.” After receiving this negative feedback, in a July 20, 2005 “Global

CDO Activity Report” that she sent to the Executive Managing Director in charge of S&P’s Structured Finance department, the Managing Director in charge of S&P’s Global CDO group stated that the roll out of E3 to the market had been “toned down and slowed down” “pending further measures to deal with such negative results,” and described the basis for this decision, noting in particular one investment bank’s comments that E3 would result in S&P missing “potential business opportunities.”
Decisions Regarding Negative RMBS Ratings Actions
6.    On or about November 14, 2006, the head of S&P’s RMBS Surveillance Group sent to two S&P executives and an S&P senior analyst an email attaching a spreadsheet, titled “Subprime_Trouble.XLS,” which showed that more than 50% of the subprime RMBS transactions that S&P rated in 2006 had severely delinquent loans that represented 25% or more of credit enhancement for the lowest rated class, with many having realized losses already.
7.    On or about January 11, 2007, the head of S&P’s RMBS Surveillance Group conducted a meeting of that group. Minutes indicate that at the meeting the RMBS Surveillance Group discussed topics including that a “Housing Bubble” existed, that there was a “slowdown,” that the “Bubble is deflating,” a projection for “20% default this year,” that there were “issues with Subprime, some AltA,” and that RMBS rated “A and below are in trouble for 80% of the deals.” Minutes indicate that the RMBS Surveillance Group considered a recommendation that 2006 RMBS subprime be handled as follows: “Identify all the worst pools for 2006 (Decide a cutoff for delinquencies 20-30%) and put all on creditwatch.”
8.    After this meeting, on February 7, 2007, an RMBS Surveillance Review meeting was conducted. At this meeting, RMBS Surveillance staff recommended that subordinate tranches from approximately 30 RMBS transactions be placed on CreditWatch Negative, a public announcement, and that subordinate tranches from approximately 20 additional RMBS transactions be placed on Internal Watch, which was S&P’s internal, non-public list of securities to be closely reviewed for possible rating action. The agenda for this meeting indicated that the recommendations for Credit Watch were made because tranches were experiencing “higher than expected delinquency and loss performance,” “[s]everely delinquent percentages are increasing [at] a rapid pace,” “[l]osses are occurring very early in some of the deals,” “[s]everely delinquent ratio to loss coverage exceeds 50%,” and “[m]odified stress shows potential default with in[sic] 7 months.” The agenda for the meeting indicated that RMBS Surveillance proposed “continuous monitoring of the entire list of 2006 transactions through our monthly exception reports and SFSS portfolio” with rating actions to be taken based on the criteria described in the agenda after the “impact of rating actions to the SF business” was “discussed and understood.”
9.    The February 7, 2007 recommendations of the RMBS Surveillance Group were not followed. Instead, a committee that included members of S&P’s RMBS New Issue group was convened on February 12 2007, and that committee decided to place only 18 RMBS tranches from 11 RMBS transactions on CreditWatch negative. Immediately after this decision, the head of S&P’s RMBS Surveillance Group wrote to the Managing Director in charge of the Global Surveillance/Servicer Evaluations Group that she was “fine with where we are.” According to several of her colleagues, however, the head of S&P’s RMBS Surveillance Group regularly complained that she was prevented by S&P executives from downgrading subprime RMBS as she and the surveillance group wanted because of concern that S&P’s rating business would be negatively affected if S&P were to announce severe downgrades. According to the Managing Director in charge of the Global Surveillance/ Servicer Evaluations Group, he was told at the time by the head of S&P’s Research and Criteria Group that a decision to make only “incremental downgrades” was made outside S&P’s analytical rating function by the Executive Managing Director in charge of S&P’s Structured Finance department.
10.    On or about June 11, 2007, the heads of S&P’s RMBS and CDO Surveillance Groups sent to senior S&P executives an “RMBS & CDO Surveillance Weekly Subprime Update.” With respect to RMBS Surveillance, the Executive Summary portion of this update noted that “delinquencies and losses continued to increase in the pools,” “the dollar balance of loans in foreclosure and REO continues to increase,” “[r]esearch to determine the current time required to liquidate the loans has been initiated,” and “[w]e expect to obtain data necessary to adjust our severity assumptions and the anticipated timing of losses, both of which may negatively impact rating performance.” The update also detailed the determination that certain tranches of subprime RMBS were particularly vulnerable to rating actions, noting that analysts had re-run all of S&P’s 18,000 subprime RMBS ratings issued since 1996 and found that, on average, the BBB-rated and lower rated tranches of subprime RMBS had greater than 100% severe delinquencies versus available credit support.
11.    On or about June 27, 2007, senior S&P managers circulated an email from an S&P senior analyst indicating that if, as expected, the 2006 vintage RMBS continued to perform worse than the 2000 vintage RMBS, “we could see losses over 25% of original balance.” The head of the RMBS Surveillance Group forwarded this email to others within RMBS surveillance with the comment that if the senior analyst was correct, we “could see defaults at ‘AA’ and ‘AAA.’”
12.    On or about June 29, 2007, S&P decided to accelerate the process to revise surveillance criteria with the expectation that this would result in large-scale negative rating actions on subprime RMBS ratings. Reflecting this decision: (a) on June 29, 2007, the Managing Director in charge of the Global ABS/RMBS/New Assets Group sent an email to an executive in her group explaining: “We have shortened the dates to act . . . . [A]bsent any adverse event that may require us acting sooner than that, such timings tentatively include a CW [CreditWatch] press release on Monday July 9th”; and (b) on July 1, 2007, the head of the Research and Criteria Group forwarded to the head of the CDO Group and a group of other S&P executives a spreadsheet identifying 428 subprime RMBS transactions to be reviewed, with an accompanying email stating: “We have estimated the potential losses we expect from the 2006 vintage as a basis for taking near term rating action that will truly reflect the appropriate rating levels” and noting that in the future the review would need to extend to “closed end seconds” and “Alt-A” transactions.
13.    On July 10, 2007, S&P publicly announced the placement of “credit ratings on 612 classes of [RMBS] backed by U.S. Subprime collateral on CreditWatch with negative implications.” In addition, S&P publicly announced changes to its new issue and surveillance criteria with respect to subprime RMBS, including toughening of loss severity and loss timing assumptions for purposes of surveillance, and increased credit enhancement requirements for new subprime transactions. Thereafter, on July 12, 2007, S&P announced large-scale downgrades of 2005 and 2006 vintage subprime RMBS ratings.
14.    As referenced above, from February 7, 2007 through June 29, 2007, reports from S&P analysts indicated that negative rating actions on large numbers of subprime RMBS were anticipated. After S&P’s June 29, 2007 decision to accelerate the revision of surveillance criteria for subprime RMBS, senior managers at S&P expected that this would result in large-scale negative rating actions on subprime RMBS. Throughout the period from February 7, 2007 through the public announcement of the negative rating actions on July 10, 2007, S&P continued to issue and confirm ratings for CDOs backed substantially by subprime RMBS, without making any adjustments to its existing CDO rating criteria to account for anticipated negative rating actions.
This Settlement
15.    On August 27, 2014, the United States Securities and Exchange Commission adopted new requirements for credit rating agencies registered with the Commission as NRSROs. These new requirements address conflicts of interest and procedures to protect the integrity and transparency of rating methodologies, and provide for attestations to accompany credit ratings that the ratings were not influenced by other business activities. As a material part of this settlement, S&P agrees to certain Compliance Measures requiring compliance with Particular State Laws as set forth in the Settlement Agreement.
16.    S&P has reviewed the voluminous discovery provided to S&P by the United States to date, and acknowledges that this discovery does not support its allegation that the United States’ FIRREA complaint against S&P was filed in retaliation for S&P’s 2011 decisions to place on credit watch negative and subsequently downgrade the credit rating of the United States. Accordingly, in conjunction with this settlement, S&P is withdrawing that allegation.

Annex 2

KEKER & VAN NEST LLP
JOHN KEKER (SBN 49092)
jkeker@kvn.com
ELLIOT R. PETERS (SBN 158708)
epeters@kvn.com
633 Battery Street
San Francisco, CA 94111-1809
Telephone: 415 391 5400
Facsimile: 415 397 7188
Attorneys for Defendants MCGRAW-HILL COMPANIES, INC., and STANDARD & POOR’S FINANCIAL SERVICES LLC
STEPHANIE YONEKURA
Acting United States Attorney
GEORGE S. CARDONA (CA Bar No. 135439)
ANOIEL KHORSHID (CA Bar No. 223912)
Assistant United States Attorneys
Room 7516 Federal Building
300 N. Los Angeles St.
Los Angeles, California 90012
Telephone: (213) 894-8323/6086
Facsimile: (213) 894-6269/7819
Email: George.S.Cardona@usdoj.gov / Anoiel.Khorshid@usdoj.gov
Attorneys for Plaintiff UNITED STATES OF AMERICA
(Additional counsel on next page)
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA SOUTHERN DIVISION
UNITED STATES OF AMERICA, Plaintiff,
v.
MCGRAW-HILL COMPANIES, INC. and STANDARD & POOR’S FINANCIAL SERVICES LLC, Defendants.
Case No. CV13-779 DOC (JCGx)
JOINT STIPULATION FOR DISMISSAL OF ACTION PURSUANT TO FEDERAL RULE OF CIVIL PROCEDURE 41(a)(1)(A)(ii)
JOINT STIPULATION FOR DISMISSAL OF ACTION
CASE NO. CV13-779 DOC (JCGx)

(Additional counsel):
CAHILL GORDON & REINDEL LLP
FLOYD ABRAMS (pro hac vice)
fabrams@cahill.com
S. PENNY WINDLE (pro hac vice)
pwindle@cahill.com
80 Pine Street
New York, New York 10005-1702
Telephone: 212 701 3000
Facsimile: 212 269 5420
KELLER RACKAUCKAS LLP
JENNIFER L. KELLER (SBN 84412)
jkeller@krlawllp.com
18300 Von Karman Avenue, Suite 930
Irvine, CA 92612
Telephone: 949 476 8700
Facsimile: 949 476 0900
Attorneys for Defendants MCGRAW-HILL COMPANIES, INC., and STANDARD & POOR’S FINANCIAL SERVICES LLC
JOYCE BRANDA
Acting Assistant Attorney General
JONATHAN F. OLIN
Deputy Assistant Attorney General
MICHAEL S. BLUME
Director, Consumer Protection Branch
ARTHUR R. GOLDBERG
JAMES T. NELSON
BRADLEY COHEN
JENNIE KNEEDLER
SONDRA L. MILLS (CA Bar No. 090723)
United States Department of Justice, Civil Division
P.O. Box 261, Ben Franklin Station
Washington, D.C. 20044
Telephone: (202) 616-2376
Facsimile: (202) 514-8742
Email: James.Nelson2@usdoj.gov
Attorneys for Plaintiff UNITED STATES OF AMERICA

The parties hereby stipulate as follows:
1.    To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation, the parties have agreed to settle the claims made by the United States in this case, as well as claims made by 19 States and the District of Columbia in their own state-court actions, on the terms set forth in the fully-executed Settlement Agreement attached to this Joint Stipulation for Dismissal as Exhibit A.
2.    Pursuant to the terms of the Settlement Agreement, defendants McGraw Hill Financial, Inc. (formerly known as The McGraw-Hill Companies, Inc.) and Standard and Poor’s Financial Services, LLC (collectively “defendants”) have filed a withdrawal of defendants’ Eleventh Affirmative Defense, which asserted defendants’ claim that the United States filed this action in retaliation for Standard and Poor’s Ratings Services’ 2011 decisions to place on credit watch negative and subsequently downgrade the credit rating of the United States.
3.    Accordingly, pursuant to the terms of the Settlement Agreement, the parties hereby stipulate to the dismissal, with prejudice, of this action pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii).
4.    Each party will bear its own costs, expenses and fees in this matter.
///
///

SO STIPULATED.
Dated:    February ____, 2015
Dated:    February ____, 2015
JOYCE BRANDA
Acting Assistant Attorney General
United States Department of Justice
Civil Division
JONATHAN F. OLIN
Deputy Assistant Attorney General
MICHAEL S. BLUME
Director, Consumer Protection Branch
ARTHUR R. GOLDBERG
JAMES T. NELSON
BRADLEY COHEN
JENNIE KNEEDLER
SONDRA L. MILLS
Trial Attorneys, Civil Division
KEKER & VAN NEST LLP
By: /s/ John W. Keker
John W. Keker
STEPHANIE YONEKURA
Acting United States Attorney
/s/George S. Cardona
GEORGE S. CARDONA
ANOIEL KHORSHID
Assistant United States Attorneys